UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2024

Table Trac, Inc. (Exact name of registrant as specified in its charter)

Nevada	001-32987	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive offices) (Zip Code)
(952) 548-8877
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 3, 2024, Table Trac, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing the Company’s appointment of Andrew Berger as a director of the Company. The Original Form 8-K inadvertently referred to Mr. Bergers’ as TBD in the introductory paragraph to Item 5.02. This Form 8-K/A amends and restates in its entirety Item 5.02 of the Original Form 8-K in order to correct this error. No other changes have been made to the Original Form 8-K. References to the exhibits in this Form 8-K/A are references to the exhibits filed with the Original Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 3, 2024, the Board of Directors (the “Board”) of Table Trac, Inc (the “Company”) increased the number of directors serving on the Board to four members.

The Board appointed Andrew Berger as a director of the Company. The Board has determined that Mr. Berger qualifies as an “independent “director as defined under Securities and Exchange Commission rules. Mr. Berger has also been appointed to the Company’s Compensation and Audit Committees.

There is no arrangement or understanding between the new director and any other person pursuant to which he was selected as a director, and there are transactions involving the Company and the new director that the Company would be required to report under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC. (Registrant)

By:	/s/ Randy Gilbert
RANDY GILBERT, Chief Financial Officer

Dated: October 11, 2024